11 September 2024
To: Innate Pharma S.A.
a société anonyme à Directoire et Conseil de Surveillance organised under the laws of France
Registered office: 117, avenue de Luminy – 13009 Marseille – France
424 365 336 RCS Marseille
(the "Company")

CMS Francis Lefebvre Avocats 2, rue Ancelle 92522 Neuilly-sur-Seine Cedex France T: +33 1 47 38 55 00 cms.law/fl
Re.    Registration Statement on Form S-8 of Innate Pharma S.A. (the "Registration Statement")
OPINION LETTER
We have acted as legal advisers (avocats) to the Company for the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the "Commission") of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act").
The Registration Statement provides for the registration by the Company of up to 3,075,000 of the Company's ordinary shares, €0.05 nominal value per share (the "Ordinary Shares"), including Ordinary Shares that may be issued and/or delivered in the form of American Depositary Shares (together with the Ordinary Shares, the "Securities"), pursuant to the "2024 Stock Option Plan", the "2024 Performance Free Shares Allocation Program" and the "2024 Free Shares Grant Program", as such plans are further described in the Registration Statement (together, the "Plans").
In connection with the preparation and filing of the Registration Statement, we have been asked to provide opinions on certain matters, as set out below. We have taken instructions solely from the Company.
For the purpose of this opinion letter:
(a)(Defined terms) except as otherwise defined herein, capitalised terms used in this opinion letter shall have the meaning ascribed to such terms in the Registration Statement;
(b)(Language) concepts of French law expressed in this opinion letter in English terms may not be identical to the concepts described by such English terms as they exist under the laws of

CMS Francis Lefebvre Avocats is a member of CMS Legal Services EEIG, a European Economic Interest Grouping that coordinates an organisation of independent law firms.
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Head Office: CMS Francis Lefebvre Avocats – Avocats au Barreau des Hauts-de-Seine – 2 rue Ancelle, 92522 Neuilly-sur-Seine Cedex. S.E.L.A.F.A. à Directoire et Conseil de Surveillance au capital de 39 180 € – 722 047 164 R.C.S. Nanterre – Ident. TVA FR 69 722 047 164

jurisdictions other than France. In this opinion letter, those concepts have the meaning which French law ascribes to them, irrespective of their translation into English; and
(c)(Formal statement) this opinion letter is a formal statement of opinion as to French law as set out in section 4 of this opinion letter. It shall not be treated as a substitute for comprehensive legal advice in connection with the Corporate Documents (as defined and listed in the Schedule hereto) and/or the Registration Statement and the transactions contemplated thereby.
1.EXAMINED DOCUMENTS
For the purposes of the opinions set out in section 4 of this opinion letter, we have relied, without independent investigation, solely on the Corporate Documents and the Registration Statement.
1.SCOPE OF OPINION
(a)(Express matters) This opinion letter is strictly limited to the matters expressly referred to in section 4 of this opinion letter, subject to the assumptions expressed in section 3 of this opinion letter and as qualified by the qualifications and reservations set out in section 5 of this opinion letter and shall not be construed as extending to any other matters whatsoever in connection with the transactions referred to in the Corporate Documents, the Registration Statement, the Company or otherwise;
(b)(French law and legal matters) this opinion letter:
(i)is strictly limited to French law as applied and interpreted by the case law of the French constitutional court (Conseil constitutionnel), French supreme civil court (Cour de cassation), or French supreme administrative court (Conseil d'Etat) in force and published as of the date hereof; and
(ii)relates to questions of law only;
(c)(Data and calculation) we express no opinion as to any data, information, calculation and details of a factual, accountancy, economic, financial or statistical nature contained in the Corporate Documents and/or the Registration Statement;
(d)(No due diligence) we have not carried out any due diligence in relation to any contract, agreement or other document referred to in the Corporate Documents and/or the Registration Statement;
(e)(Tax issues) we express no opinion as to any matter relating to any tax issues, or more generally any matter of tax law, except as expressly stated hereunder; and
(f)(Sanctions) we express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to the Plans and the subsequent issuance of Securities.
2.ASSUMPTIONS
This opinion letter is based on the following assumptions:
(a)(Corporate Documents) the Corporate Documents examined by us are and, at the time of the issue of the Ordinary Shares, will remain, complete and up-to-date;
(b)(Authorizations) the resolutions authorizing the Company to issue and/or deliver the Securities, as they have been adopted, or will be adopted, as the case may be, by the extraordinary shareholders' meeting of the Company, the Supervisory Board (Conseil de surveillance) of the Company and the Executive Board (Directoire) of the Company, will be in full force and effect at all times at which the Securities are issued by the Company;
(c)(Issuance of Securities) the definitive terms of the issuance of the Securities will have been established in accordance with the resolutions adopted by the extraordinary shareholders' meeting of the Company, the Supervisory Board (Conseil de surveillance) of the Company and the Executive Board (Directoire) of the Company, the Company's by-laws (statuts) and applicable law;
(d)(Issuance limits) the Company will issue and/or deliver the Securities in the manner contemplated in the Registration Statement and the amount of Securities will remain within then applicable limits set forth in the applicable resolutions adopted by the extraordinary shareholders' meeting of the Company, the Supervisory Board (Conseil de surveillance) of the Company and the Executive Board (Directoire);
(e)(Agreement) any agreement or undertaking relating to the Securities will constitute legally binding, valid and enforceable obligations of each party thereto under all applicable laws; and
(f)(Compliance with laws) all Securities will be issued and/or delivered in compliance with applicable securities and corporate law.
3.OPINION
Based on the foregoing, the Corporate Documents and the Registration Statement and subject to qualifications and reservations set out below and to any matters not disclosed to us, we are of the opinion that:
(a)the issuance and delivery of the new Ordinary Shares and the delivery of existing Ordinary Shares, as applicable, that may be issued and/or delivered pursuant to, as applicable, the 2024 Stock Option Plan, the 2024 Performance Free Shares Allocation Program and the 2024 Free Shares Grant Program, have been duly authorized by the extraordinary shareholders' meeting of the Company and the Supervisory Board (Conseil de surveillance) of the Company; and
(b)such new Ordinary Shares and existing Ordinary Shares will be validly issued, fully paid, non-assessable and/or delivered (as applicable):
(w)    when the Executive Board (Directoire) of the Company will have duly (i) adopted the terms and conditions of, as applicable, the 2024 Stock Option Plan, the 2024 Performance Free Shares Allocation Program and the 2024 Free Shares Grant Program, and (ii) decided the grant of the corresponding awards thereunder in accordance with the resolutions and decisions referred to in paragraphs (iv)(a), (iv)(b) and (iv)(c) of Schedule 2 and French law;
(x)    subject to the beneficiaries of the corresponding awards having accepted such awards;
(y)     subject to being definitively vested in accordance with the terms and conditions of, as applicable, the 2024 Stock Option Plan, the 2024 Performance Free Shares Allocation Program and the 2024 Free Shares Grant Program; and

(z)     only with respect to the Ordinary Shares to be issued and/or delivered (as applicable) pursuant to the 2024 Stock Option Plan, subject to the stock options being exercised and the exercise price paid.
4.QUALIFICATIONS AND RESERVATIONS
This opinion letter is subject to the following qualifications and reservations:
(a)(Facts) without limiting the generality of the foregoing, we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in any of the Corporate Documents and/or the Registration Statement;
(b)(Insolvency proceedings) this opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors' proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings), insolvency, moratorium and other laws of general application affecting the rights of creditors;
(c)(Accuracy of official documents) K-bis extracts (extraits K-bis) from a trade and companies registry (registre du commerce et des sociétés) issued on a given date in relation to a given company may not reveal with certainty any change affecting the status of the Company as, in practice, the recording of such changes may not be carried out immediately and, even if such recording has been carried out, such information is not necessarily immediately reflected in the relevant K-bis extract (extrait K-bis); it should also be noted that the opening of ad hoc mandate (mandat ad hoc) or conciliation (conciliation) proceedings never appears on such document;
(d)(Admissibility as evidence) for any document which is not originally written, issued and executed in the French language, the document must be translated into the French language by a sworn translator (traducteur assermenté) of the Court of Appeal in order to be filed or submitted as evidence before a French court;
(e)(Jurisdiction) a French court may remove a case to another court in the event that a dispute has been raised before courts having concurrent jurisdiction (litispendance) or in the event of a relationship existing between the two cases before the two distinct jurisdictions; and
(f)(Certificates) a calculation, certification, determination, notification, or opinion to be made by a party may be held by French courts to be inconclusive if not supported by other evidence provided independently or if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in any document to the contrary and any provision providing that such calculation, certification, determination, notification, or opinion is conclusive and binding will not be enforceable if it is fraudulent, unreasonable, arbitrary or not made in good faith.
5.RELIANCE
This opinion letter is addressed to the Company solely for its own benefit in connection with the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Company for any other purpose or quoted or referred to in any public document (other than the Registration Statement) or filed with anyone other than with the Commission as an exhibit to the Registration Statement.
By way of exception to the foregoing, we hereby consent to the filing with the Commission of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
6.DISPUTES
This opinion letter shall be governed by French law as in force on the date hereof and any dispute relating to, without limitation, the interpretation of this opinion letter shall be subject to the jurisdiction of the competent courts (tribunaux) of Paris.

Yours sincerely,

/s/ Bertrand Sénéchal Bertrand Sénéchal Avocat Associé CMS Francis Lefebvre

SCHEDULE - LIST OF CORPORATE DOCUMENTS
For the purposes of the present opinion letter the "Corporate Documents" are:
(i)an electronic version of a K-bis extract (extrait K-bis) from the registre du commerce et des sociétés (Infogreffe) of Marseille up-to-date as of 10 September 2024 relating to the Company;
(ii)a copy of the by-laws (statuts) of the Company dated 10 June 2024;
(iii)an electronic version of a certificate of insolvency (certificat en matière de procédure collective) from the registre du commerce et des sociétés (Infogreffe) of Marseille up-to-date as of 10 September 2024 relating to the Company; and
(iv)copies of the minutes of corporate approvals of the Company authorising the Plans, and with respect to:
(a)2024 Stock Option Plan:
(x)     the twenty-fourth resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024, authorising the allocation of stock options for the benefit of employees, executive officers, employed members of the Executive Committee, employed senior executives and/or corporate officers of the Company or its subsidiaries; and
(y)    the decision of the Supervisory Board (Conseil de Surveillance) of the Company passed on 23 May 2024 authorizing the Executive Board (Directoire) to make use of the aforementioned twenty-fourth resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024;
(b)2024 Performance Free Shares Allocation Program:
(x)    the twenty-fifth and twenty-sixth resolutions of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024, authorising the allocation of (i) existing or new free shares on the basis of performance criteria for the benefit of executive officers, employed members of the Executive Committee, employed senior executives and/or corporate officers of the Company or its subsidiaries, and (ii) existing or new free shares on the basis of performance criteria for the benefit of employees of the Company or its subsidiaries; and
(y)    the decision of the Supervisory Board (Conseil de Surveillance) of the Company passed on 23 May 2024 authorizing the Executive Board (Directoire) to make use of the aforementioned twenty-fifth and twenty-sixth resolutions of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024;
(c)2024 Free Shares Grant Program:
(x)    the twenty-seventh resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024, authorising the allocation of existing or new free shares for the benefit of executive officers, employed members of the Executive Committee, employed senior executives and/or corporate officers of the Company or its subsidiaries; and
(y)    the decision of the Supervisory Board (Conseil de Surveillance) of the Company passed on 23 May 2024 authorizing the Executive Board (Directoire) to make use of the aforementioned twenty-seventh resolution of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on 23 May 2024; and
(v)draft terms and conditions of the 2024 Stock Option Plan, the 2024 Performance Free Shares Allocation Program and the 2024 Free Shares Grant Program.